UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  October 11, 2024
PROVIDENT FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31566	42-1547151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

239 Washington Street, Jersey City, New Jersey 07302
(Address of principal executive offices) (Zip Code)

(732) 590-9200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PFS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed by Provident Financial Services, Inc. (“Provident Financial”), on May 22, 2022, a purported class action complaint was filed against Provident Bank (the “Bank”) in the Superior Court of New Jersey, which alleges that the Bank wrongfully assessed overdraft fees related to debit card transactions. The complaint asserted claims for breach of contract and breach of the covenant of good faith and fair dealing as well as an alleged violation of the New Jersey Consumer Fraud Act. Plaintiff sought to represent a proposed class of all the Bank's checking account customers who were charged overdraft fees on transactions that were authorized into a positive available balance. The parties mediated the matter on May 28, 2024, and agreed in principle to a settlement resolving the dispute with the Bank contributing $1.85 million to a settlement fund. The motion for preliminary approval of the settlement was filed with the Court on September 23, 2024 and the Court approved the settlement on October 11, 2024. Provident Financial denies any liability or wrongdoing of any kind with the alleged claims referenced in the complaint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provident Financial Services, Inc.

DATE: October 18, 2024	By:	/s/ Thomas M. Lyons
Thomas M. Lyons Senior Executive Vice President and Chief Financial Officer